UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

SusGlobal Energy Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Davenport Road

Toronto, ON, Canada, M5R 1J2

(Address of principal executive offices, including zip code)

(416) 223-8500

(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2021, the board of directors (the "Board") of SusGlobal Energy Corp. (the "Company") appointed Ms. Susan Harte as a member of the Board, effective immediately (the "Appointment").

Susan Harte, 56

Susan Harte Ms. Harte is a nationally recognized leader in site selection, location economics and incentives. She is currently a principal of the international site selection consulting firm Hickey & Associates. For over 25 years, she has combined her expertise in commercial real estate, site selection and economic development, to assist her clients with leveraging location as a competitive advantage. Throughout her practice, Ms. Harte has led her clients to achieving better business outcomes by integrating strategic planning techniques and implementation frameworks to drive internal stakeholder consensus around location decisions. She has managed major site selection projects for many Fortune 500 companies involving complex multi-jurisdictional competitive strategies. Pursuant to this work, she has structured, negotiated and secured over US$1billion in location incentives such as real estate and personal property tax abatements, sales tax exemptions, grants and specialty bond financing for her clients' projects. Prior to her current position, Ms. Harte was a Senior Vice President at CBRE, the world's largest commercial real estate services and investment firm, in the global Location Advisory and Transactions Services group. She previously was Director of the Business Economic Incentives Practice at Jones Lang LaSalle having joined the company after seven years with the New York City boutique law firm of Stadtmauer Bailkin. She also served a term as the Director of National Incentives Practice at, Grant Thornton one of the largest accounting firms in the world and as Director of Industry Development at Empire State Development Corporation, New York State's economic development agency.

We believe that these experiences make Ms. Harte well-qualified to serve as a member of the Board.

Board Committees

Ms. Harte has been appointed a member of each of the Audit Committee and the Corporate Governance and Nominating Committee. Ms. Harte will serve as chairperson of the Corporate Governance and Nominating Committee.

Related Party Transactions

There are no related party transactions with regard to Ms. Harte reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

As compensation for her services as a member of the Board Ms. Harte shall be entitled to receive a CA$25,000 fee per annum, payable at year end by either cash or shares of the Company at the Company's discretion.  If such fee is paid in shares of the Company, the conversion of the CA$25,000 fee into shares will be based on the average closing price of the Company's stock on a 10-trading day lookback, with a portion of the fee payable, at Ms. Harte's sole discretion, in cash to cover any taxes that may be owed by Ms. Harte due to the issuance of the Company's shares.

Item 8.01 Other Events.

On June 7, 2021, the Company issued a press release announcing the Appointment. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated June 7, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Dated:	June 7, 2021	By:	/s/ Marc Hazout
Marc Hazout Executive Chairman, President and Chief Executive Officer